UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026
BXP, INC.
BOSTON PROPERTIES LIMITED PARTNERSHIP
(Exact Name of Registrant As Specified in its Charter)

BXP, Inc.	Delaware	1-13087	04-2473675
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Boston Properties Limited Partnership	Delaware	0-50209	04-3372948
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street, Suite 1900, Boston, Massachusetts 02199
(Address of principal executive offices) (Zip Code)
(617) 236-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
BXP, Inc.	Common Stock, par value $0.01 per share	BXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
BXP, Inc.:
Emerging growth company ☐

Boston Properties Limited Partnership:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

BXP, Inc. ☐         Boston Properties Limited Partnership ☐

Item 2.06.    Material Impairments
Consistent with the strategic asset sales plan outlined at BXP, Inc.’s September 2025 Investor Day, on May 27, 2026, a subsidiary of Boston Properties Limited Partnership (“BPLP”) entered into an agreement to sell certain property (the "Property") comprised of (1) the leasehold interest in the real property commonly known as Sumner Square, located at the corner of 17th and M Street, NW in Washington, DC, and (2) the improvements located thereon, consisting of three buildings ((a) 1615 M Street, NW, Washington, DC, (b) the Magruder Building, 1625 M Street, NW, Washington, DC and (c) the Sumner Annex, 1215 17th Street, NW, Washington, DC), for a gross purchase price of $63 million. BPLP is the entity through which BXP, Inc. (the “Company”) conducts substantially all of its business and owns, either directly or through subsidiaries, substantially all of its assets. BXP is the sole general partner of BPLP. Under the agreement, the buyer paid a non-refundable cash deposit of approximately $6 million that will be credited against the purchase price at closing.

Because the carrying value of the Property exceeds the expected net proceeds from the contemplated sale, the Company and BPLP will recognize a non-cash impairment loss of approximately $18 million and $17 million, respectively, in the second quarter of 2026 in accordance with GAAP. The Company expects this impairment loss to reduce net income attributable to BXP, Inc. and net income attributable to BPLP per diluted share/unit for the second quarter and full year of 2026 by approximately $0.10 per diluted share/unit, but it will have no impact on Funds from Operations.

There can be no assurance that the sale will be consummated on the terms currently contemplated or at all.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
*101.SCH	Inline XBRL Taxonomy Extension Schema Document.
*101.LAB	Inline XBRL Taxonomy Extension Calculation Linkbase Document
*101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
*101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
*104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*).

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BXP, INC.

By:	/s/ MICHAEL E. LABELLE
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

BOSTON PROPERTIES LIMITED PARTNERSHIP
By: BXP, Inc., its General Partner

By:	/s/ MICHAEL E. LABELLE
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

Date: May 29, 2026